EXHIBIT 10.1

FLAGSTAR BANCORP, INC.

2016 Stock Award and Incentive Plan

1.	Purpose of the Plan.

The purpose of the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan (the "Plan") is to aid Flagstar Bancorp, Inc., a Michigan corporation (the "Company"), in attracting, retaining, motivating and rewarding employees, non-employee directors and other persons who provide substantial services to the Company or its Affiliates, to provide for equitable and competitive compensation opportunities for such persons, to incentivize outstanding Company and individual performance with appropriate limitations on risk, and to promote the creation of long-term value for shareholders by closely aligning the interests of Participants with the interests of shareholders. The Plan authorizes both Stock-based and cash-based Awards.

2.	Definitions.

In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section 2:

(a)	"2006 Plan" has the meaning set forth in Section 4(a).

(b)	"409A Compliance Rules" has the meaning set forth in Section 8(c).

(c)
"Affiliate" means (i) any entity that is directly, or indirectly through one or more intermediaries, controlled by the Company, and (ii) any entity, including a joint venture, limited liability company or limited liability partnership, in which the Company or an entity controlled by the Company has a substantial direct or indirect equity investment, if such entity is designated an "Affiliate" for purposes of the Plan by the Committee. An entity shall be deemed an "Affiliate" for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(d)	"Annual Incentive Award" means a Performance Award granted under Section 7(c).

(e)	"Annual Limit" has the meaning set forth in Section 5(b).

(f)
"Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(g)	"Award Agreement" has the meaning set forth in Section 6(a).

(h)	"Board" means the Company’s Board of Directors.

(i)
"Cause" has the meaning specified in any employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate. If there is no employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate, then "Cause" shall have the meaning specified by the Committee in the applicable Award Agreement or, if not so specified, as follows: (i) engaging in willful or gross misconduct or willful or gross neglect of duties, (ii) repeatedly and willfully failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or an Affiliate, (iii) the commission of or plea of nolo contendere to a felony, a crime of moral turpitude, or any crime involving the Company or an Affiliate that causes damage to the property or business of the Company or an Affiliate, (iv) fraud, misappropriation, dishonesty, or embezzlement in each case which causes damage to the property or business of the Company or an Affiliate, (v) a material breach of the Participant’s employment agreement (if any) with the Company or an Affiliate (other than a termination of employment by the Participant), (vi) loss of any license or registration that is necessary for the Participant to perform his or her duties for the Company or an Affiliate, or (vii) any unlawful act which causes damage to the property or business of the Company or an Affiliate, all as determined in the sole discretion of the Committee. Before the Committee determines that "Cause" has occurred under clause (i), (ii), (v), or (vii) above, the Committee will provide to the Participant in writing, in reasonable detail, the reasons for the determination that such "Cause" exists, and afford the Participant a reasonable opportunity to remedy any such breach, action or inaction, if such breach action or inaction, is capable of being remedied. In addition, a Participant’s termination of employment or service will be deemed to have terminated for Cause if, within twelve (12) months after the Participant’s termination of employment or service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Participant’s part will be considered "willful" unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company or an Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company or an Affiliate will be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company or an Affiliate.

(j)	"Change in Control" means the occurrence of any one of the following events, unless otherwise specified by the Committee in an Award Agreement:

(i)
Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or any person (including affiliates) that beneficially owns thirty-five (35%) or more of the combined voting power of the outstanding voting securities of the Company as of the Effective Date), acquires voting securities of the Company and immediately thereafter is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the outstanding voting securities of the Company or, if the Company is not the principal surviving parent entity of the Company and its Affiliates, such principal surviving parent entity;

(ii)
Individuals who on the Grant Date of an Award constitute the Board of Directors, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Grant Date of the Award or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

(iii)
There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, if, immediately following consummation of any of the foregoing, the voting securities of the Company outstanding immediately prior to such event do not represent (either by remaining outstanding or by being converted into voting securities of a principal surviving parent entity) fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company or such surviving parent entity; or

(iv)
The shareholders of the Company have approved a plan of complete liquidation of the Company and there occurs any distribution pursuant to such plan of complete liquidation, and all material contingencies to the completion of the transaction have been satisfied or waived, or there is consummated an agreement for the sale or disposition by the Company of fifty percent (50%) or more in value of the Company’s assets (or any transaction have a similar effect).

(k)
"Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provision or regulation.

(l)
"Committee" means the Compensation Committee of the Board. The qualification requirements applicable to members of the Committee and the processes of the Committee are governed by the Committee’s Charter, as adopted and from time to time amended by the Board or the Committee. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s Charter or otherwise applicable. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

(m)	"Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(n)
"Deferred Stock" means a right, granted to a Participant under Section 6(e), to receive Stock or other non-cash Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as "stock units," "restricted stock units," "phantom shares," "performance shares" or other appellations.

(o)
"Disability" has the meaning specified in any employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate. If there is no employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate, then "Disability" shall have the meaning specified by the Committee in the applicable Award Agreement or, if not so specified, as follows: that such Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits of not less than three (3) months under an accident and health plan of the Company covering the Participant.

(p)
"Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards, or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(q)	"Effective Date" has the meaning set forth in Section 11(p).

(r)	"Eligible Person" has the meaning set forth in Section 5(a).

(s)
"Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provision or rule.

(t)
"Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under the following procedure or a substitute procedure as may be approved from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any given date means as follows:

(i)
If the Stock then is traded in a trading market that reports sale prices, the closing sale price of a share of Stock reported on the principal trading market for Stock (or, if shares of Stock are then principally traded on a national securities exchange, in the reported "composite transactions" for such exchange) for such date or, if no shares of Stock were traded on that date, on the next preceding day on which there was such a trade;

(ii)
If the Stock then is traded in the over-the-counter market for which sale prices are not reported, the average of the closing bid and asked prices for Stock on that date or, if the market is not open on that date, on the next preceding day on which the market was open and a sale of Stock on such market took place; or

(iii)
If neither (i) nor (ii) applies, such value as the Committee in its discretion may determine. Notwithstanding the foregoing, in the event that (i) or (ii) would apply but the Stock has not been traded for ten (10) or more trading days, the Committee may, in its discretion, determine the value of Stock under this clause (iii).

(u)
"Good Reason" has the meaning specified in any employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate. If there is no employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate, then "Good Reason" shall have the meaning specified by the Committee in the applicable Award Agreement or, if not so specified, the occurrence of any of the following events without the written consent of the Participant: (1) the Participant is assigned duties adverse to the Participant and materially inconsistent with the Participant’s titles, positions, status, reporting relationships, authority, duties or responsibilities or any other action by the Company which results in a material diminution in the Participant’s titles, positions, status, reporting relationships, authority, duties or responsibilities from those existing immediately before the Change in Control, other than insubstantial or inadvertent actions not taken in bad faith which are remedied by the Company promptly after receipt of notice thereof given by the Participant; (2) the Company materially reduces the Participant’s salary and annual incentive award opportunity from the levels prevailing immediately before the Change in Control; (3) the Participant’s assigned office or principal work location is relocated by more than thirty (30) miles from its location immediately before the Change in Control or (4) the Company materially breaches the Participant’s employment, consulting or other agreement in effect between the Participant and the Company or an Affiliate; provided, however, that the Participant may only separate from service for "Good Reason" if the Participant has given written notice to the Company that an event or events giving rise to Good Reason have occurred within sixty (60) calendar days after the Participant first has gained knowledge of such occurrence, and the Company has not remedied or otherwise cured the event or events giving rise to Good Reason within thirty (30) calendar days after receiving such notice, and the Participant then gives notice of termination for Good Reason not later than one hundred twenty (120) calendar days after the Participant first has gained knowledge of such occurrence specifying a termination date within sixty (60) calendar days after the giving of such notice.

(v)
"Grant Date" means, with respect to any Award, the date of the grant or award specified by the Committee or the Board in a resolution or other writing, duly adopted, and as set forth in the Award Agreement, provided that such Grant Date will not be earlier than the date of the Committee (or Board) action.

(w)	"Incentive Stock Option" or "ISO" means any Option designated as an "incentive stock option" within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(x)	"Option" means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(y)	"Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

(z)	"Participant" means a person who has been granted an Award that remains outstanding, including at times at which such person no longer is an Eligible Person.

(aa)
"Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(ab)	"Plan" has the meaning set forth in Section 1.

(ac)
"Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Treasury Regulation § 1.162-27(e)(3) under Code Section 162(m).

(ad)	"Restricted Stock" means Stock granted to a Participant under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.

(ae)
"Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, and any successor rule.

(af)	"Stock" means the Company’s Common Stock, par value $.01 per share, and any other equity securities of the Company that may be substituted for Stock pursuant to Section 11(c).

(ag)	"Stock Appreciation Right" or "SAR" means a right granted to a Participant under Section 6(c).

3.	Administration.

(a)
Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be granted or exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock (including Stock deliverable in connection with the Award), other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards (including authority to specify terms of Awards applicable upon a Change in Control or similar event); to prescribe documents evidencing or setting terms of Awards (such Award Agreements need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Notwith-standing the foregoing, the Board shall approve any policy relating to the type, timing, amount and vesting conditions of Awards granted to non-employee directors and/or any individual Awards to non-employee directors, although the Committee will retain its full authority to administer the Plan with regard to such outstanding Awards. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons including Participants, beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. In no event will the Board or Committee be permitted to (A) reduce the exercise price of any outstanding Option or SAR, (B) exchange or replace an outstanding Option or SAR with a new Option or SAR with a lower exercise price, (C) cancel an Option or SAR in exchange for cash or other Awards, or (D) increase the number or percentage of shares of Stock authorized for Awards under the Plan, without approval of the Company’s stockholders, except as provided in Section 11(c).

(b)	Manner of Exercise of Committee Authority.

(i)
Delegation. To the fullest extent authorized under applicable provisions of the Michigan Business Corporation Act, the Committee may delegate to officers or managers of the Company or an Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (A) will not result in the loss of an exemption under Rule 16b-3(d) or (e) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (B) will not cause Awards intended to be "qualified performance-based compensation" under Code Section 162(m) to fail to so qualify, (C) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, and (D) is permitted under applicable provisions of the Michigan Business Corporation Act and other applicable laws and regulations.

(ii)
Committee Policies. The Committee will apply its policies relating to compensation, including its policies with respect to preserving tax deductibility under Code Section 162(m), according to such processes as the Committee may from time to time approve.

(c)
Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or an Affiliate, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company or the Committee to assist in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or an Affiliate acting at the direction or on behalf of the Committee or a delegatee shall not be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation. Without limiting the generality of the foregoing, neither the Company, nor any Affiliate, nor the Committee or any of its members, nor any person acting on behalf of the Company or any Affiliate or the Committee, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), in either case, asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or with respect to any delay in the delivery of shares of Stock in connection with an Award or changes in the fair market value of shares of Stock during any such delay.

4.	Stock Subject to Plan and Related Limitations.

(a)
Overall Number of Shares of Stock Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be [______] shares of Stock, plus any shares of Stock subject to outstanding equity awards under the Company’s 2006 Equity Incentive Plan (the "2006 Plan") that become available for issuance under Section 4(b). Up to the total number of shares of Stock available for Awards may be issued upon exercise of ISOs, but nothing herein will be construed as requiring that any, or any fixed number of, ISOs be granted under the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)
Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4(b). Shares of Stock shall be counted against those reserved to the extent such shares of Stock have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan or an award under the 2006 Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares of Stock to the Participant, the shares of Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan or the 2006 Plan and will be deemed to remain or to become available under this Plan; (ii) upon exercise of an Option or SAR (or portion thereof) for shares of Stock, the number of shares of Stock deemed to be delivered under the Plan shall be the full number of shares of Stock underlying the Option or SAR (or portion thereof) then exercised, regardless of any net delivery of shares of Stock or withholding of shares of Stock for taxes; and (iii) shares of Stock that are withheld from an Award or award under the 2006 Plan other than an Option, an option under the 2006 Plan, or a SAR in payment of taxes shall not be deemed to have been delivered and therefore will be available for future grants of Awards under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares of Stock than the aggregate number that remain available under the Plan and not subject to outstanding Awards so long as Awards will not in fact result in delivery and vesting of shares of Stock in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or substitution for an award of a company or business acquired by the Company or an Affiliate, shares of Stock delivered or deliverable in connection with such assumed or substituted Award shall not be counted against the number of shares of Stock reserved under the Plan (such assumed or substituted Awards may be administered under the Plan, however). This Section 4(b) shall apply to the share limit relating to ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5.	Eligibility and Certain Award Limitations.

(a)
Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or an Affiliate, an executive officer or non-employee director of the Company, or a consultant or other person who provides substantial services to the Company or an Affiliate. An employee on leave of absence may be considered as still in the employ of the Company or an Affiliate for purposes of eligibility for participation in the Plan. Holders of awards granted by a company or business acquired by the Company or an Affiliate (including a business combination) are eligible for Awards granted in assumption of or in substitution for such outstanding awards. Eligibility for ISOs is limited to individuals described in this Section 5(a) who are employees of the Company or an Affiliate that is a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Code Section 424 and the regulations thereunder. Eligibility for Options other than ISOs and for SARs is limited to individuals described in this Section 5(a) who are providing direct services on the Grant Date of the Award to the Company or to an Affiliate that is described in the first sentence of Treasury Regulation § 1.409A-1(b)(5)(iii)(E).

(b)
Per-Person Award Limitations. In each fiscal year of the Company during any part of which the Plan is in effect, an Eligible Person may be granted in the aggregate Awards subject to the following individual limits (as defined for purposes of the Plan in this Section 5(b), the "Annual Limits"):

(i)
A Participant’s Annual Limit relating to Awards denominated in shares of Stock, in any fiscal year during any part of which the Participant is then eligible under the Plan, shall equal 800,000 shares of Stock, subject to adjustment as provided in Section 11(c).

(ii)
In the case of an Award denominated in cash and not in shares of Stock (for example, an Annual Incentive Award under Section 7), an Eligible Person may not be granted Awards authorizing the earning during any fiscal year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $8 million, provided, however, that in the case of a cash-denominated Award earned by performance over a period of longer than one year, the cash-denominated limit shall apply proportionately over the number of years and partial years in the actual performance period, unless the Committee specifies a different allocation method that allocates the limit in proportion to the rate at which the Award can be earned in the actual performance period. For this purpose, (1) the Annual Limit for cash-denominated Awards is separate from and not affected by the Annual Limit on share-denominated Awards; (2) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance-based condition; (3) a Participant’s Annual Limit is used to the extent a number of shares of Stock or cash amount may be potentially earned or paid under an Award, regardless of whether such shares of Stock or amount in fact are earned or paid (thus, for example, if an Award is canceled, the amount counted against the Annual Limit for such Award does not become available for a new Award to such Participant); (4) the Annual Limit for any cash-denominated Award that may be earned over a period of longer than one year shall be cumulative over the earning period; and (5) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award.

(iii)
In the case of a non-employee director of the Company, additional limits shall apply such that the maximum grant-date fair value of Stock-denominated Awards granted in any fiscal year of the Company during any part of which the director is then eligible under the Plan shall be $400,000, except that such limit for a non-employee Chairman of the Board or Lead Director shall be $800,000, in each case, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 or any successor provision ("FASB ASC Topic 718"). The foregoing additional limits related to non-employee directors of the Company shall not apply to any Award or shares of Stock granted pursuant to a non-employee director’s election to receive an Award or shares of Stock in lieu of cash retainers or other fees, provided, however, that such Award or shares of Stock have a Fair Market Value not exceeding the value of such cash retainers or other fees.

6.	Specific Terms of Awards.

(a)
General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the Grant Date or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms governing the treatment of Awards in the event of a Participant’s voluntary or involuntary termination of employment or service (for example, a termination for or without Cause, for or without Good Reason, or due to death or Disability) and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee may require payment of consideration for an Award, including, but not limited to, for purposes of satisfying any requirement of the Michigan Business Corporation Act relating to lawful consideration for the purchase of shares. Awards shall be evidenced by and subject to the terms of an Award Agreement issued by the Company, which Award Agreement shall be signed by the Company and, if the Committee so requires, by the Participant. For purposes of the Plan, the term "Award Agreement" includes any written policy, resolution, or other document that specifies Award terms.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)
Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided, however, that such exercise price shall be not less than the Fair Market Value (or in the case of an ISO granted to a ten-percent shareholder within the meaning of Code Section 422(b)(6), 110% of the Fair Market Value) of a share of Stock on the Grant Date of such Option, subject to Sections 6(f), 6(h) and 8(a). Notwithstanding the foregoing, any Award resulting from an assumption or granted in substitution for an outstanding award granted by a company or business acquired by the Company or an Affiliate (including a business combination) shall satisfy this Section 6(b)(i) if the assumption or substitution preserves without enlarging the in-the-money value of the original award at the date of the acquisition. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

(ii)
Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided, however, that in no event shall the term of any Option exceed a period of ten years (five years from the Grant Date in the case of an ISO granted to a ten-percent shareholder described in Code Section 422(b)(6)) from the Grant Date. The Committee shall determine, and the applicable Award Agreement shall specify, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), which may include cash, Stock (including through withholding of Stock deliverable upon exercise and broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), other Awards or awards granted under other plans of the Company or any Affiliate, or other property, and the methods by or forms in which Stock will be delivered or deemed to be delivered to the Participant in satisfaction of Options. Notwithstanding the foregoing, if, on the date an outstanding Option would expire, the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be extended to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws.

(iii)
ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. This Plan does not set forth all of the requirements applicable to an ISO, and therefore such requirements must be incorporated into the Award Agreement and/or complied with in fact by the Participant in order for the Option to be accorded the tax treatment applicable to an ISO.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)
Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the Grant Date of such SAR.

(ii)
Other Terms. The Committee shall determine at the Grant Date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be freestanding or in tandem or combination with any other Award, whether a SAR that potentially could be settled in cash will be converted to a SAR that can be settled solely in Stock, and the maximum term of an SAR, which in no event shall exceed a period of ten (10) years from the Grant Date. Notwithstanding the foregoing, if, on the date an outstanding SAR would expire, the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be extended to a date that is thirty (30) calendar days after the date the exercise of the SAR would no longer violate applicable securities laws.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)
Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the Grant Date or thereafter. Except to the extent restricted under the terms of the Plan or any Award Agreement, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to Section 6(d)(iv) below).

(ii)
Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be immediately forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in specified circumstances, including in the event of terminations resulting from specified causes.

(iii)
Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)
Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms (including any restrictions and risk of forfeiture) as applied to the Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect; provided, however, that dividends on Restricted Stock subject to a risk of forfeiture based on performance conditions shall be subject to the same risk of forfeiture based on performance conditions. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other non-cash property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or such other property has been distributed.

(e)
Deferred Stock (Including Restricted Stock Units). The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified period of time, subject to the following terms and conditions:

(i)
Award and Restrictions. Issuance of Stock will occur upon expiration of the period of time specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the Grant Date or thereafter. Forfeitable Deferred Stock may be designated as "Restricted Stock Units" or otherwise designated by the Committee. Deferred Stock may be settled by delivery of cash, Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the Grant Date or thereafter. The Committee may grant Dividend Equivalents in respect of Deferred Stock, in accordance with Section 6(g).

(ii)
Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be immediately forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part in specified circumstances, including in the event of terminations resulting from specified causes.

(f)
Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)
Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a freestanding basis or included as a feature of another Award (for example, Deferred Stock). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify; provided, however, that dividend equivalents relating to an Award subject to a risk of forfeiture based on performance conditions shall be subject to the same risk of forfeiture based on such performance conditions.

(h)
Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Affiliates of the Company or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine (the purchase price shall be set at levels consistent with the requirements for options in Section 6(b)(i)). Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)	Performance Awards. Performance Awards, denominated in cash, in Stock or in other Awards, may be granted by the Committee in accordance with Section 7.

7.	Performance Awards.

(a)
Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. The Committee may grant Performance Awards that are intended to be "qualified performance-based compensation" for purposes of Code Section 162(m) and Performance Awards that are not intended to qualify as such. In addition, the Committee may specify that any other Award shall constitute a Perform-ance Award by conditioning the right of a Participant to exercise the Award or have it settled, and/or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such individual or business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reserve the right to exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that (i) the reservation of discretion shall be limited as specified under Sections 7(b) and 7(c) in the case of a Performance Award intended to be "qualified performance-based compensation" under Code Section 162(m) (subject to Section 7(d)); and (ii), in the case of any Performance Award denominated in shares of Stock at the Grant Date (i.e., an Award which constitutes share-based equity under FASB ASC Topic 718, no discretion to reduce or increase the amounts payable (except as provided under Section 11(c)) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

(b)
Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should be "qualified performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 7(b) (subject to Section 7(d)).

(i)
Performance Goals Generally. The performance goal for such Performance Awards shall consist of one or more business criteria (as described in clause (ii) below) and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regula-tions thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain" at the time such goals are established. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)
Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues, interest income, net interest income or non-interest income; (2) earnings measures, including earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or any items that are of an unusual nature and/or any items that indicate infrequency of occurrence or special items; (3) pre-tax income, net income, or net income per common share (basic or diluted), operating income or gross profit; (4) return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity; (5) bank regulatory agency metrics relating to financial strength, soundness, management or control of risk, stress test outcomes, and regulatory compliance, including CAMELS rating and bank regulatory and other third-party ratings of financial strength, soundness, and governance, including meeting conditions that result in reduced regulatory restrictions or other favorable more regulatory status; (6) interest expense; (7) net economic profit (operating earnings minus a charge for capital) or economic value created; (8) operating margin, profit margin, efficiency ratio, expense/deposit ratios and equity/assets ratios; (9) shareholder value creation measures, including stock price or total shareholder return; (10) dividend payout levels, including as a percentage of net income; (11) expense targets, cost containment, cost reduction, working capital targets, or operating efficiency; (12) loan originations or volume, provisions for loan losses and management of non-performing loans and loan losses; (13) gross dollar volume, deposits, market share, geographic or other targeted market expansion; (14) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (15) other strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, completion of capital-raising and borrowing transactions, capital management, total market capitalization, enterprise value, business retention, new product development, customer satisfaction, employee satisfaction, internal accounting controls, risk management objectives, management of employment practices and employee benefits, supervision of information technology, litigation-related milestones, goals related to capital structure and goals relating to acquisitions or divestitures of Affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies or an industry or area of business. The performance goal need not be based on audited financial information. The Committee may specify that performance will be determined before payment of bonuses, capital charges, income or expense items related to items that are non-recurring or items that are of an unusual nature and/or events that indicate infrequency of occurrence or other financial or general and administrative expenses for the performance period, or based on the cash or non-cash or tangible or intangible components of the selected business performance metric, or based on averaging of performance with respect to the selected business performance metric. Provided that the Committee has specified at least one performance goal under this Section 7(b)(ii) qualifying the Award as performance-based under Code Section 162(m) - referred to as a "gating" goal - the Committee may specify other performance goals or criteria (whether or not listed in this Section 7(b)(ii)) as a basis for its exercise of negative discretion that may reduce the payout below the maximum potentially payable as a result of achieving the "gating" goal.

(iii)
Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal under Section 7(b)(ii) qualifying under Code Section 162(m) shall be established not later than the earlier of (A) ninety (90) calendar days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)
Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount or as another amount, which need not bear a strictly mathematical relationship to such business criteria.

(v)
Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee. Subject to Section 7(a), the Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Perform-ance Award subject to this Section 7(b) to the extent that such discretion would increase the amount payable above that amount designated as potentially payable upon achievement of the performance goal intended to cause the Award to be "qualified performance-based compensation" under Code Section 162(m). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to be "qualified performance-based compensation" for purposes of Code Section 162(m) (subject to Section 7(d)). The Committee shall specify the circum-stances (if any) in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a change in ownership or control) prior to the end of a performance period or settlement of such Performance Awards.

(c)
Annual Incentive Awards Granted to Covered Employees. The Committee may grant a Performance Award under Section 7(b), in the form of an Annual Incentive Award, to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to be "qualified performance‑based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in Section 7(b) and this Section 7(c) (subject to Section 7(d)). Not later than the applicable deadline specified in Section 7(b)(iii), the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, the amount(s) potentially payable thereunder, and the performance period in which such amount(s) may be earned. The amount(s) potentially payable as Annual Incentive Awards shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an Annual Incentive Award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be pre-established by the Committee. Notwithstanding the foregoing, if any portion of the Annual Incentive Award pool for a given fiscal year is not allocated and paid out for that year, the Committee, at any time after such fiscal year, may allocate and pay out from such then-unallocated amounts of hypothetical funding remaining an Award to any Eligible Person other than a Covered Employee, but such allocations may not affect the allocations or payouts to any Covered Employee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the applicable Annual Limit set forth in Section 5(b). After the end of the performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. Other provisions of Section 7(b) shall apply to an Annual Incentive Award under this Section 7(c).

(d)
Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to be "qualified performance-based compensation" under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.	Certain Provisions Applicable to Awards.

(a)
Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b)
Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii) and 6(c)(ii) (limits on Option and SAR terms, which limit will apply to any other Award in the nature of a stock right that provides the Participant with a right to exercise over a period of more than one year).

(c)
Form and Timing of Payment under Awards; Deferrals; 409A Compliance Rules. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the settlement of an Award or the exercise of an Option or SAR (subject to applicable limitations under Code Section 409A) may be made in such forms as the Committee shall determine, including cash, Stock, other Awards or other property, and may be made in it single payment or transfer, in installments or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. The Committee may adopt and from time to time amend compliance rules intended to ensure that Awards meet applicable requirements to avoid adverse tax consequences under Code Section 409A ("409A Compliance Rules"); such 409A Compliance Rules shall be deemed to be terms incorporated by reference into each Award Agreement, except as otherwise provided in such 409A Compliance Rules or as otherwise provided by the Committee.

(d)
No Personal Loans to Participants or Reloads. No term of an Award shall provide for a personal loan to a Participant for payment of the exercise price of an Option or the consideration for any other Award or withholding taxes relating to any Award providing for delivery of shares of Stock to the Participant. For this purpose, customary broker-assisted cashless exercise features of Options will not be considered to constitute or result in loans. No term of an Award shall provide for automatic "reload" grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award.

(e)
Avoidance of Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that is intended to prevent such a Participant from incurring liability under Section 16(b) of the Exchange Act, except that this provision shall not apply to a Participant’s sales of shares of Stock and a Participant otherwise may engage in non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Sections 11(k) and 11(l)) in order that a Participant who is subject to Section 16 of the Exchange Act will avoid incurring liability under Section 16(b) thereunder. Unless otherwise specified by the Participant, for purposes of Section 16 equity securities or derivative securities acquired under the Plan that are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant. In no event, however, shall the Committee, the Company, any Affiliate, nor any person acting on behalf of any of the foregoing, have any liability with respect to the foregoing.

9.	Change in Control.

(a)
Assumption or Substitution. In the event of a Change in Control, the Committee may (but, for the avoidance of doubt, need not) provide for or agree to the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquirer or survivor or an affiliate of the acquirer or survivor. In such case, the following terms will apply to any such assumed, continued or substituted Award:

(i)
Continued Vesting. The vesting terms of the Award shall continue, but shall not extend beyond or otherwise expand the vesting requirements applicable to the Award immediately before the Change in Control, and any applicable performance conditions shall be reasonably determined by the Committee to be no less probable of achievement than the performance conditions applicable to the original Award (as of the time of the Change in Control); and

(ii)
"Double-Trigger" Protections Apply. Except as limited by applicable law or regulation, the Award shall provide for accelerated vesting in full in the event that, within one year following the Change in Control, the Participant has a "separation from service" (as defined in Treasury Regulation Section 1.409A-1(h)) and (A) such separation does not occur at a time that Cause exists for the termination of the Participant by the Company (which term for purposes of this Section 9(a) includes its Affiliates), and (B) such separation is either directed by the Company or is a separation by the Participant for Good Reason. In addition, if such Award is subject to performance conditions, upon a qualifying termination under this Section 9(a)(ii) the performance conditions shall be deemed to be achieved at the actual level of performance achieved as of the date of the separation from service projected to continue over remainder of the performance period, but in no event at less than the designated target level of performance (if a target level has been designated)

(iii)
Treatment of Awards If Double-Trigger Protection Prohibited by Law or Regulation. Notwithstanding the other provisions of this Section 9(a), if at the time of the Change in Control the Company (or any successor) is prohibited by law or regulation from according to the Participant the "double-trigger" protections specified in Section 9(a)(ii), then the original Award shall not be subject to assumption, continuation of substitution under this Section 9(a), but instead such Award shall be subject to Section 9(c) (i.e., vesting of the Award will be accelerated at the time of the Change in Control).

(b)
Pay-Out of Awards. In the event of a Change in Control, if the Change in Control is one in which holders of Stock, upon consummation, will receive a payment (whether cash, non-cash or a combination of the foregoing), then the Committee may (but, for the avoidance of doubt, need not) provide for payment (a "pay-out," which includes non-cash property paid out), with respect to some or all Awards (including unvested Awards), equal in the case of each affected Award to the excess, if any, of (i) the Fair Market Value of one share of Stock on the specified pay-out date times the number of shares of Stock subject to the Award (or portion of the Award subject to the pay-out), over (i) the aggregate exercise or purchase price, if any, under the Award (or such portion) or, in the case of an SAR, the aggregate base price, in each case on such other payment terms (which need not be the same as the corresponding terms of payment to holders of Stock or other holders of Awards) and other terms, and subject to such conditions, as the Committee determines; provided, however, that the amount of any payment relating to an Option or SAR shall be determined in accordance with applicable requirements of Code Section 409A. In the case of an unvested Award, the pay-out may be subject to vesting terms, but in such case the provisions of Section 9(a)(i), (ii) and (iii) will apply (treating the unvested pay-out as a continuing Award thereunder). For the avoidance of doubt, if the exercise, purchase or base price of any Award is equal to or exceeds the Fair Market Value of a share of Stock at the time a Change in Control is consummated, such Award may be terminated hereunder without payment due thereon.

(c)
Acceleration of Awards Not Assumed, Continued, Substituted or Cashed-Out. In the event of a Change in Control in which there is to be no assumption, continuation, substitution or cash-out of some or all Awards (including an Award to which Section 9(a)(iii) applies), then the Committee will provide that each such Award requiring exercise will become immediately exercisable, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Deferred Stock (including Restricted Stock Units and Performance Awards to the extent consisting of Deferred Stock) or Restricted Stock or Other Stock-Based Award will be accelerated and such shares of Stock will be delivered, prior to the Change in Control, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following exercise of the Award or the delivery of the shares of Stock, as the case may be, to participate as a shareholder in the Change in Control; provided, however, that if an Award is subject to performance conditions, the Committee shall determine in good faith the extent to which the performance conditions shall be deemed to have been achieved, but such deemed achievement level shall not be less than the actual level of performance achieved as of the date of the Change in Control projected to continue over remainder of the performance period; and provided further, that, to the extent acceleration and/or delivery pursuant to this Section 9(c) of an Award subject to Code Section 409A would cause the Award to fail to satisfy the requirements of Code Section 409A, the Award settlement shall not be accelerated and/or shares of Stock delivered and the Committee, in lieu thereof, shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that, as nearly as possible but taking into account adjustments required or permitted under the Plan and the applicable Award Agreement, replicate the prior terms of the Award.

(d)
Additional Terms. The Committee may provide, in any Award Agreement relating to an Award granted prior to a Change in Control terms that vary from the terms of this Section 9. The Committee shall not exercise its discretion under this Section 9 with respect to an Award or portion thereof providing for "nonqualified deferred compensation" subject to Code Section 409A or an Award excluded from Code Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Code Section 409A (so as to cause Participants to incur tax penalties). In the case of Restricted Stock that does not vest in connection with the Change in Control, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Change in Control be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

10.	Additional Award Forfeiture Provisions; Clawback.

The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain cash, Stock, other Awards or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon (a) compliance by the Participant with specified conditions relating to adherence to standards of conduct in the preparation of financial statements and reports filed with the Securities and Exchange Commission, non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and Affiliates and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company; and (b), in the case of performance-based compensation, the absence of material inaccuracies in the financial or other information upon which achievement of performance goals was assessed. Without limiting the generality of the foregoing, Awards held by a Participant are subject to forfeiture, termination and rescission, and a Participant will be obligated to return to the Company payments received with respect to Awards as required by law, regulation or applicable stock exchange listing standards, including Section 10D of the Exchange Act, and in accordance with the Company’s Clawback Policy, as such Policy may be from time to time amended or modified, or any successor to the Clawback Policy adopted by the Company and as in effect from time to time.

11.	General Provisions.

(a)
Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)
Limits on Transferability; Treatment of Awards Upon Death. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or an Affiliate), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that (i) Awards and related rights that remain in effect after a Participant’s death shall be transferred to a Participant’s surviving spouse or, if permitted by the Committee, a designated beneficiary (or, if none, to the Participant’s estate) upon the death of the Participant, and (ii), to facilitate estate planning by a Participant, Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A spouse, beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant must file with the Company a copy of the death notice or other sufficient documentation as may be required by the Company, and otherwise shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)
Adjustments. In the event that any special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, sale of all or substantially all of the Company’s assets or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may be delivered in connection with Awards granted thereafter, including the aggregate share limitation then applicable under the Plan, (ii) the number and kind of shares of Stock by which per-person Annual Limits are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award (subject to Section 11(k)), and (v) performance goals based on performance on a per share basis. The Committee shall provide for such equitable adjustments of outstanding awards in order to preserve the positive intrinsic value of such awards, unless in the circumstances the Participant would be able to continue to realize such intrinsic value in the absence of an adjustment. In furtherance of the foregoing, a Participant shall have a legal right to an adjustment (including as described in items (iii) - (v) above) to an outstanding Award that constitutes a "share-based payment arrangement" in the event of an "equity restructuring," as such terms are defined under FASB ASC Topic 718, which adjustment shall preserve without enlarging the value of the Award to the Participant. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of any events that are of an unusual nature and/or events that indicate infrequency of occurrence or nonrecurring events (including events described above in this Section 11(c), as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Affiliate or other business unit of the Company, or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Affiliate or business unit thereof, performance of comparable organiza-tions, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of a particular adjustment would cause Options, SARs, or Performance Awards granted to Participants designated by the Committee as Covered Employees and intended to be "qualified performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify. All determinations hereunder shall be made by the Committee in its sole discretion and shall be final and binding on all persons.

(d)
Tax and Withholding. The Company and any Affiliate is authorized to and shall withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant (to the extent permitted by law), amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and are authorized to take such other action as the Committee may deem advisable to enable the Company or any Affiliate and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either as a mandatory term of Awards or at the election of the Participant as determined by the Committee. Other provisions of the Plan notwithstand-ing, only the amount of Stock deliverable in connection with an Award necessary to satisfy statutory minimum withholding requirements will be withheld, except a greater amount of Stock may be withheld provided that any such withholding transaction that will result in additional accounting expense to the Company must be expressly authorized by the Committee. In accordance with Section 4(b), any Stock that is withheld from an Award other than an Option, an option under the 2006 Plan, or a SAR in payment of taxes shall not be deemed to have been delivered and therefore will be available for future grants of Awards under the Plan.

(e)
Changes to the Plan and Awards. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or trading system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval. The Committee is authorized to amend the Plan if its actions are within the scope of the Committee’s authority under its charter, and subject to all other requirements (including shareholder approval) that would apply if the amendment were approved by the Board. Except as limited by the Plan, the Committee is authorized to amend outstanding Awards, which may include cancelation of an outstanding Award in exchange for a new Award or the extension of the term of an outstanding Award. The Board and Committee may not, however, amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such amendment would materially and adversely affect the legal rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty materially adverse to the Participant, and any discretion reserved by the Board or Committee with respect to an Award is not limited by this provision). Notwithstanding the foregoing, without the approval of shareholders, the Board or Committee will not amend previously granted Options or SARs (including by means of an amendment to the Plan) in a transaction that constitutes a "repricing." For this purpose, a "repricing" means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price or base price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option or SAR at a time when its exercise price is equal to or greater than the fair market value of the underlying Stock, in exchange or substitution for another Option, SAR, Restricted Stock, other equity, or cash or other property, unless the cancellation and exchange or substitution occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to awards under Section 11(c) will not be deemed "repricings," however. The Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent that the waived or modified term at that time would be mandatory for a new Award of the same type under the Plan.

(f)
Right of Setoff. The Company or any Affiliate may, to the extent permitted by applicable law and will not incur penalties under Code Section 409A, deduct from and set off against any amounts the Company or an Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g)
Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation (excluding awards of Restricted Stock). With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

(h)
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or Committee to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)
Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether and when cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares of Stock, or whether such fractional shares of Stock or any rights thereto shall be forfeited or otherwise eliminated.

(j)
Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of authorization or grant of an Award or to the extent that such Awards would not be subject to a limitation on tax deductibility by the Company under other applicable provisions of Code Section 162(m). Accordingly, the terms of Sections 7(b), 7(c) and 7(d), including the definitions of "Covered Employee" and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term "Covered Employee" as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award Agreement relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)
Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8, 9, 11(c) and 11(e)) is limited to the extent necessary to ensure that any Award of a type that the Committee has intended to be "share-based equity" (and not a "share-based liability") subject to fixed accounting with a measurement date at the Grant Date under FASB ASC Topic 718 shall not be deemed a share-based liability (subject to "variable" accounting) solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding as a share-based liability (i.e., subject to "mark-to-market" expense accounting).

(l)
Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any agreement under the Plan shall be determined in accordance with the Michigan Business Corporation Act, to the extent applicable, other laws (including those governing contracts) of the State of Michigan, without giving effect to principles of conflicts of laws, and applicable federal law. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of Michigan, Counties of Oakland and Wayne, including the Federal Courts located therein (should Federal jurisdiction exist).

(m)
Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States or is subject to taxation by a non-U.S. jurisdiction in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, sound business practices and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(n)
Limitation on Rights Conferred under Plan. No Participant shall have any of the rights or privileges of a shareholder of the Company under the Plan, including as a result of the grant of an Award or the creation of any trust and deposit of shares of Stock therein, except at such time as an Option or SAR may have been duly exercised or shares of Stock may be actually delivered in settlement of an Award; provided, however, that a Participant granted Restricted Stock shall have rights of a shareholder except to the extent that those rights are limited by the terms of the Plan and the agreement relating to the Restricted Stock. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or an Affiliate or in any particular office or position, (ii) interfering in any way with the right of the Company or an Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, or (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees. Except as expressly provided in the Plan and an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder. An Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Affiliate and shall not affect any benefits under any other benefit plan at any time in effect under which the availability or amount of benefits is related to the level of compensation (unless required by such other plan or arrangement with specific reference to Awards under this Plan, provided that cash Annual Incentive Awards will generally be deemed to be annual bonuses or annual incentives under such other plans or arrangements).

(o)
Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, however, that if any such provision is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

(p)
Plan Effective Date and Termination; Termination of Granting Authority Under the 2006 Plan. The Plan shall become effective upon its approval by the Board of Directors (the "Effective Date"), provided that the Plan and any Awards granted hereunder prior to approval of the Company’s shareholders shall be subject to shareholder approval of the Plan at the Company’s first Annual Meeting of Shareholders (including any adjournment thereof) following the end of the Company’s 2015 fiscal year (the "Shareholder Approval Date"). Unless earlier terminated by action of the Board, the authority to make new grants under this Plan shall terminate on the tenth (10th) anniversary of the later of the Effective Date or any shareholder approval of the Plan, as then amended, after the initial Shareholder Approval Date. If the Plan is approved by shareholders at the Shareholder Approval Date, any authority to make new grants under the 2006 Plan shall terminate. During any period following termination of the authority to make new grants under this Plan or under the 2006 Plan, the Board and the Committee shall retain full authority to amend or modify outstanding Awards or awards, including amendments or modifications that may enhance the fair value of such outstanding Awards or awards.

(q)	Successors and Assigns. The terms of the Plan will be binding upon the Company and its successors and assigns.